                                                                    Exhibit 99.2

                         DUKE-WEEKS REALTY CORPORATION

                               MERGER AGREEMENT

                           SUPPLEMENTAL INFORMATION

                                 MARCH 1, 1999


                               Page                                                   Page
Transaction Description          1              Largest Tenants Summary                10

Key Reasons for Merger           2              Lease Expiration Schedule              11

Questions & Answers          3 - 4              Development Backlog                    12

Balance Sheets                   5              Undeveloped Land - Inventory Summary   13

Ratio Computation                6              Organizational Chart                   14

Occupancy Analysis               7              Market Information                     15

Product Mix                      8              Combined Map                           16

Geographic Highlights            9


Duke and Weeks plan to file with the Securities and Exchange Commission a joint proxy statement/prospectus regarding their merger. Interested parties should read that document when it becomes available because it will contain important information about the transaction. Any information in this document that is inconsistent with the information contained in the joint proxy statement/prospectus shall be superseded by the information in the joint proxy statement/prospectus. A copy of the joint proxy statement/prospectus once filed will be available for free at the Commission's website at www.sec.gov or by contacting Shona Bedwell of Duke at 317/808-6169 or Susan Walker of Weeks at 770/717-3260.

Transaction Description

Exchange Ratio - Each common share of Weeks Corporation stock will be exchanged
--------------
for 1.38 shares of Duke Realty Investments common stock

Transaction Value - Approximately $1.7 billion including $812 million of common
-----------------
equity, $654 million of assumed debt, and $250 million of preferred stock and units (at liquidation value)

Transaction Structure - Tax-free merger of Weeks Corporation into Duke Realty
---------------------
Investments, Inc.

Closing - Expected in the second quarter of 1999
-------

Total Market Capitalization - $5.2 billion consisting of 56 percent common
---------------------------
equity, 12 percent preferred equity, and 32 percent debt

Board Changes - It is the intent of both companies to merge their Boards of
-------------
Directors into a combined Board that will have a majority of unaffiliated members. A majority of all directors and a majority of the unaffiliated directors of the combined Board will be from Duke.

Management/Employee Changes - The Company currently expects to retain
---------------------------
substantially all of the employees of both Duke and Weeks

Company Name - The combined Company will operate as Duke-Weeks Realty
------------
Corporation

Headquarters  Indianapolis, Indiana; Southeast Regional Headquarters  Atlanta,
------------
Georgia

Key Reasons for the Merger

Value-Added Platforms - Management at both Duke and Weeks believe that the long-
----------------------
term winners in the real estate business will be those companies that truly can add value for their customers through a high level of vertical integration. As such, both Duke and Weeks have proven over the past 25-30 years that by first focussing on customers' needs, they can also produce superior performance for their investors. Particularly important components of the value-added process are extensive development capabilities and undeveloped land holdings, strong market positions, long-standing market knowledge and customer relationships, and a portfolio of properties located primarily in controlled business park environments.

As a combined company, Duke and Weeks will have a much broader platform to extend their proven operating strategy into a wider geographic area encompassing much of the eastern United States. Foremost in the combined Company's future growth plans is to have an operational infrastructure that will allow it to operate new properties in new markets as efficiently as it can in its existing markets. Duke management believes that its merger with Weeks will allow it to gain such an infrastructure several years sooner than if it otherwise tried to build its own platform in the Sunbelt.

Demographics - While its Midwestern markets are strong and stable, Duke
------------
management believes that Weeks' markets offer higher potential for job growth and absorption of office and industrial real estate.

Customer Synergies - Duke has many clients with operations in Weeks' markets and
------------------
vice versa. The integration of the two companies will allow the combined organization to better serve its base of satisfied customers in new regions of the country.

Operational Synergies - By combining the best practices of two highly successful
---------------------
and complementary organizations, the combined Company believes that it will be able to further refine its delivery system of operating and developing suburban office and industrial real estate.

Market Synergies - Duke currently has eight operating platforms (Indianapolis,
----------------
Cincinnati, Columbus, Cleveland, Minneapolis, Chicago, St. Louis, and Nashville). Weeks currently has six operating platforms (Atlanta, Raleigh-Durham, North/Central Florida, South Florida, Dallas and Nashville). Duke-Weeks will have 13 operating platforms and will have dominant (at least 50 percent more square feet than the next largest competitor) positions in the suburban office and industrial markets of Indianapolis, Cincinnati, Cleveland, Columbus, and St. Louis, and will also have dominant positions in the Atlanta and Nashville industrial markets.

Financial Position - The combined company will have a $5.2 billion total market
------------------
capitalization made up of 68 percent equity and 32 percent debt. In the immediate future, it is expected that the combined Company will benefit from Duke's lower cost of debt and equity capital. Over time, Duke expects to be able to access debt and equity capital more efficiently than it can currently because of its increased size, diversification and growth prospects.

Questions & Answers Regarding the Transaction

1. When will the proxy statement for the merger be on file? Both Duke and Weeks hope to file a joint proxy statement/prospectus regarding their merger by about March 22, 1999. Approximately 48 hours after the announcement of the merger and until the proxy statement is filed, both Duke and Weeks will be in a "quiet period" and are required to refrain from commenting about the transaction. Following the filing of the proxy statement and before shareholders vote on the merger, each company will be restricted to discussing information that is contained in the joint proxy statement/prospectus.

2. How accretive will the transaction be? Management expects the transaction to add approximately four to five cents to Duke's funds from operations per share next year prior to considering any modest cost savings that may eventually result from the merger.

3. What are your expected cost savings and when do you expect them to materialize? Cost savings are not an important reason for the merger and significant immediate cost savings are not expected since the Company expects to retain substantially all of both Duke's and Weeks' employees. As such, the Company will not provide an estimate of any future cost savings that may result from the transaction.

4. Will you need to raise new equity capital as a result of this transaction? No, on a proforma basis, the combined Company will have a debt-to-total market capitalization ratio of 32 percent and interest and fixed-charge coverage ratios of 4.05 and 2.73, respectively. On an ongoing basis, both debt and equity capital will be raised when appropriate in the continuing operation of the Company's business.

5. What will happen to the debt ratings of the post-merger company? Currently, Duke's senior unsecured debt ratings are BBB+ at Standard and Poors and Duff and Phelps, and Baa2 at Moodys. Following the merger with Weeks, the Company expects to continue to manage its balance sheet prudently and to maintain ample financial flexibility. While the Company cannot provide any assurance as to how the rating agencies will view its merger with Weeks, management believes that, on balance, the transaction will favorably affect the Company's credit quality. Specifically, management believes that its merger with Weeks will substantially mitigate the rating agency's previous concern about the Company's concentration in the Midwest.

6. Are there any caps, collars, or break-up fees contained in the merger agreement? There are no caps, collars or any other mechanisms that would alter the exchange ratio of 1.38 Duke shares for each Weeks share. The definitive merger agreement specifies a breakup fee of $50 million.

7. What will be the ongoing strategy of the combined company? The strategy of the combined Company is to blend the same basic strategy that both Duke and Weeks have historically deployed separately. Key components of this strategy include satisfying customer needs through a vertically integrated platform of real estate services, pursuing dominant positions in each market where it operates, utilizing each company's extensive development capabilities and land holdings, pursuing value-added acquisitions, and focusing on Class-A properties in business park environments with excellent long-term investment horizons. The Company also expects to blend the best practices of both Duke and Weeks to further refine its delivery system of real estate services.

8. When will the combined company pay dividends and is the dividend changing? Duke has reviewed and increased its common stock dividend in the third quarter of each of the last several years. Subject to changes in market or operating conditions, it is the intent of Duke's Board to maintain its current quarterly common stock dividend of $0.34 per share for the second quarter of 1999, and then, following the merger, raise the quarterly dividend in the third quarter to at least $0.37 per share. This increase of at least 8.8 percent will allow Weeks shareholders to more than preserve their current level of dividend income following the merger.

    The combined Company expects to continue to pay quarterly common stock dividends according to Duke's current schedule of paying dividends on the last business day of February, May, August, and November.

    Dividends on both Duke's and Weeks' preferred stock issues are expected to continue to be paid in accordance with their original terms.

9. Do you anticipate divesting any properties following the merger? Both Duke and Weeks routinely evaluate their properties and sometimes choose to sell certain properties that are no longer consistent with their investment focus. While this routine evaluation is expected to continue to result in property sales, the combined Company does not expect to "spin-off" any particular group of properties in the immediate future.

10. What is the accounting treatment of the merger and what are the tax implications to Weeks shareholders? The purchase method of accounting will be used to account for the merger. Weeks common and preferred shareholders will convert to Duke shares via the merger on a tax-free basis and their basis and holding period in their shares will remain unchanged.

11. Is the pending merger with Weeks a sign of things to come? After completion of the merger, the Company's top priority will be to integrate the Weeks organization as efficiently as possible. Over time, the merger with Weeks will give the combined organization a much broader platform to pursue future growth opportunities. With more than 90 percent of office and industrial real estate still held by private enterprises in the United States, the Company will continue to look at both private and public opportunities.

DUKE-WEEKS REALTY CORPORATION
BALANCE SHEETS
(IN THOUSANDS)
                                                                               Pro-Forma
                                                                               Duke-Weeks
                                                             Duke          Realty Corporation
                                                          December 31,        December 31,
                                                             1998                 1998
                                                         --------------   --------------------
ASSETS:

  Rental Property                                           $2,403,779           $4,005,180
  Less: Accumulated Depreciation                              (179,887)            (276,270)
  Construction in Progress                                     185,950              346,733
  Land Held for Development                                    146,911              189,349
                                                             ----------           ----------
  Net Real Estate Investments                                2,556,753             4,264,992
                                                             ----------           ----------

  Cash                                                           6,950                 8,453
  Accounts Receivable                                            9,641                19,124
  Straight-line Rents Receivable                                20,332                20,332
  Receivables on Construction Contracts                         29,162                29,162
  Investments in Unconsolidated Companies                      125,746               204,589
  Deferred Financing Costs, Net                                 11,382                11,382
  Deferred Leasing and Other Costs, Net                         53,281                53,281
  Escrow Deposits and Other Assets                              40,406                55,275
                                                             ----------             ----------
    Total Assets                                                $2,853,653            $4,666,590
                                                                ==========            ==========

LIABILITIES AND SHAREHOLDERS' EQUITY:

  Secured Debt                                                  $  326,317              $ 77,716
  Unsecured Notes                                                  590,000                90,000
  Unsecured Line of Credit                                          91,000                94,025
  Construction Payables and Amounts due Subcontractors              55,012                61,419
  Accounts Payable                                                   4,836                 9,830
  Accrued Real Estate Taxes                                         36,075                39,662
  Accrued Interest                                                  10,329                17,431
  Accrued Expenses                                                  22,781                33,668
  Other Liabilities                                                 21,928                21,928
  Tenant Security Deposits and Prepaid Rents                        18,534                28,160
                                                                ----------            ----------
    Total Liabilities                                            1,176,812             1,873,839
                                                                ----------            ----------
  Minority Interest                                               106,729               441,399
                                                                ----------            ----------

  Preferred Stock and Additional Paid-in Capital                  347,798               497,798
  Common Stock and Additional Paid-in Capital                   1,290,313             1,921,553
  Distributions in Excess of Net Income                           (67,999)              (67,999)
                                                               ----------            ----------
    Total Shareholders' Equity                                  1,570,112             2,351,352
                                                               ----------            ----------
    Total Liabilities and Shareholders' Equity                 $2,853,653            $4,666,590
                                                               ==========            ==========

DUKE-WEEKS REALTY CORPORATION
FINANCIAL RATIO ANALYSIS


DECEMBER 31, 1998
(IN THOUSANDS)

                                                                                                           Pro-Forma
                                                                                                           Duke-Weeks
                                                                                           Duke Realty       Realty
                                                                                           Investments    Corporation
                                                                                          -------------  -------------
FINANCIAL POSITION RATIOS

  Total Debt/Total Book Capitalization Ratio (book value) (%)                                    39.08%         41.41%

  Total Debt/Total Market Capitalization Ratio (market value) (%) (1)                            27.75%         30.80%

  Total Debt/Adjusted Total Assets (%)                                                           34.62%         34.87%

  Secured Debt/Adjusted Total Assets (%)                                                         11.21%         12.12%

  Undepreciated Unsecured Assets/Unsecured Debt (x)                                               3.28           3.24

  Secured Debt/Secured Assets (%)                                                                56.90%         51.88%

OPERATIONAL RATIOS

  Debt Service Coverage Ratio
    (Funds from Operations + Interest Expense + Pref Div/Interest + Principal Amort.) (x)         3.79           3.62

  Fixed Charge Coverage Ratio (Funds from Operations + Interest
    Expense + Pref Dividend/Interest Expense + Pref Div + Prin. Amort.) (x)                       2.93           2.73

  Interest Coverage Ratio (Funds from Operations + Interest Expense + Pref. Div.
    /Interest Expense) (x)                                                                        4.23           4.05

  Return on Common Shareholders' Equity (Funds from Operations/Average
    Adjusted Common Equity (book value)) (%)                                                     12.16%         11.32%

  Return on Real Estate Investments (Funds from Operations + Interest Expense +
    Pref Div/Adjusted Average Real Estate Investments as defined (book value)) (%)               10.44%         10.06%

  FFO Payout Ratio (Dividends Paid/Funds from Operations (%))                                    68.00%         70.77%

  FAD Payout Ratio (Dividends Paid/Funds Available for Distribution (%))                         77.27%         82.78%

(1) Ratio is based upon the 12/31/98 closing price of Duke Realty Investments common stock. Based upon 2/26/99 closing price ratio would be 32.03%

[CAPTION]
DUKE-WEEKS REALTY CORPORATION
OWNED PROPERTY OCCUPANCY ANALYSIS
DECEMBER 31, 1998

                                                                                                            PRO-FORMA
        TYPE                                      DUKE PORTFOLIO                                   DUKE-WEEKS PORTFOLIO
----------------------                ------------------------------------------     ------------------------------------------
                                       NUMBER             TOTAL                        NUMBER           TOTAL
                                        OF                SQUARE        PERCENT          OF             SQUARE         PERCENT
                                      BUILDINGS           FEET          LEASED        BUILDINGS         FEET           LEASED
                                      ------------    ------------   ------------    ------------     -----------   -----------
PROPERTIES IN SERVICE:

INDUSTRIAL

  SERVICE CENTERS                              102      6,122,936         93.44%              169        9,730,547      93.46%
  BULK/DISTRIBUTION                            183     29,745,256         95.39%              416       51,448,823      93.42%
OFFICE
  SUBURBAN                                     138     13,014,938         94.97%              172       15,311,434      94.30%
  CBD                                            4        861,386         96.26%                4          861,386      96.26%
RETAIL                                          26      2,283,516         95.83%               31        2,748,348      94.97%
                                      ------------     -----------    -------------     ------------   ------------  ----------
TOTAL                                          453     52,028,032         95.09%              792       80,100,538      93.67%
                                      ============     ===========    =============     ============   ============  ==========
PROPERTIES IN SERVICE AND PROJECTS UNDER DEVELOPMENT:

INDUSTRIAL
  SERVICE CENTERS                              106      6,441,204         90.56%              179       10,292,775      89.92%
  BULK/DISTRIBUTION                            199     33,892,000         89.81%              446       57,545,294      88.00%
OFFICE
  SUBURBAN                                     155     15,504,078         85.95%              200       18,930,033      83.41%
  CBD                                            4     861,386            96.26%                4          861,386      96.26%
RETAIL                                          29      2,570,328         94.22%               34        3,035,160      93.69%
                                       -----------     -----------    ------------      -----------    -----------   ----------
TOTAL                                          493     59,268,996         89.17%              863       90,664,648      87.53%
                                       ===========     ===========    ============      ===========    ===========   ==========

DUKE-WEEKS REALTY CORPORATION
PRODUCT MIX
DECEMBER 31, 1998

                                                                                        PRO-FORMA
                                        DUKEPORTFOLIO                              DUKE-WEEKS PORTFOLIO
                                --------------------------------           ---------------------------------------
                                   TOTAL                                       TOTAL
                                  SQUARE         % OF       % OF              SQUARE           % OF       % OF
     TYPE                          FEET          TOTAL     TOTAL               FEET            TOTAL      TOTAL
-------------------             ------------  ---------  --------          --------------  -----------  ----------
PROPERTIES IN SERVICE:

INDUSTRIAL                                                 68.94%                                           76.38%
  SERVICE CENTERS                  6,122,936     11.77%                        9,730,547        12.15%
  BULK/DISTRIBUTION               29,745,256     57.17%                       51,448,823        64.23%
OFFICE                                                     26.67%                                           20.19%
  SUBURBAN                        13,014,938     25.02%                       15,311,434        19.12%
  CBD                                861,386      1.66%                          861,386         1.08%
RETAIL                             2,283,516      4.39%     4.39%              2,748,348         3.43%       3.43%
                                -------------- ------------------          ----------------- ----------------------
TOTAL                             52,028,032    100.00%   100.00%             80,100,538       100.00%     100.00%
                                ============== ==================          ================= ======================


PROPERTIES UNDER DEVELOPMENT:

INDUSTRIAL                                                  61.66%                                          63.03%
  SERVICE CENTERS                    318,268      4.40%                          562,228         5.32%
  BULK/DISTRIBUTION                4,146,744     57.27%                        6,096,471        57.71%
OFFICE                                                      34.38%                                          34.25%
  SUBURBAN                         2,489,140     34.38%                        3,618,599        34.25%
  CBD                                      0      0.00%                                0         0.00%
RETAIL                               286,812      3.96%      3.96%                286,812        2.71%       2.71%
                                -------------- -------------------         ----------------- ---------------------
TOTAL                              7,240,964    100.00%    100.00%             10,564,110      100.00%     100.00%
                                ============== ===================         ================= =====================
ALL PROPERTIES:

INDUSTRIAL                                                  68.05%                                          74.82%
  SERVICE CENTERS                  6,441,204     10.87%                         10,292,775      11.35%
  BULK/DISTRIBUTION               33,892,000     57.18%                         57,545,294      63.47%
OFFICE                                                      27.61%                                          21.83%
  SUBURBAN                        15,504,078     26.16%                         18,930,033      20.88%
  CBD                                861,386      1.45%                            861,386       0.95%
RETAIL                             2,570,328      4.34%      4.34%               3,035,160       3.35%       3.35%
                                -------------- -------------------         ----------------- ---------------------
TOTAL                             59,268,996     100.00%   100.00%              90,664,648     100.00%     100.00%
                                ============== ===================         ================= =====================

Pro-Forma Duke-Weeks Realty Corporation
Geographic Property Summary- In Service Properties as of December 31, 1998 Square Feet, Annual Rent, and Occupancy

                                            Square Feet
                    ----------------------------------------------------------------------------------------------------------
Primary Market                  Industrial                             Office
--------------      --------------------------------------       --------------------                                 Percent of
                    Service Center       Bulk/Distribution       Suburban       CBD            Retail      Overall     Overall
                    --------------       -----------------       --------       ---            ------      -------     -------
Atlanta                 1,635,419            12,451,090          1,153,182       -             48,977    15,288,668     19.10%
Indianapolis            1,485,223            14,527,193          1,840,736    161,984         179,466    18,194,602     22.71%
Cincinnati              1,142,170             4,268,236          3,031,632    699,402       1,387,206    10,528,646     13.14%
St. Louis                 622,646             1,599,700          2,066,611        -               -       4,288,957      5.35%
Columbus                   82,520             2,973,542          2,066,192        -            218,976    5,341,230      6.67%
Minneapolis             2,057,180             3,054,423            698,249        -               -       5,809,852      7.25%
Nashville                 956,072             2,802,419            432,529        -               -       4,191,020      5.23%
Chicago                   111,659               802,994          1,415,330        -               -       2,329,983      2.91%
Cleveland                  67,793             1,744,532          1,550,305        -               -       3,362,630      4.20%
Research Triangle, N.C. 1,092,418               630,775            812,202        -               -       2,535,395      3.17%
South Florida             105,980             1,860,996             63,240        -            415,855    2,446,071      3.05%
North Central Florida     245,467             1,855,664            181,226        -               -       2,282,357      2.85%
Dallas                       -                1,923,246               -           -               -       1,923,246      2.40%
Other (2)                 126,000               954,013               -           -            497,868    1,577,881      1.97%
                      -----------------------------------       ----------------------       ---------   ----------------------
Total                   9,730,547            51,448,823          15,311,434    861,386       2,748,348   80,100,538    100.00%
                      ===================================       ======================       =========   ======================
                           12.14%                64.23%              19.12%     1.08%            3.43%      100.00%
                      ===================================       ======================       =========   ===========

                                              Percent of
Primary Market                 Annual           Annual
--------------                 Rent(1)           Rent
                               -------           ----
Atlanta                      88,896,834        $17.99%
Indianapolis                 77,231,043         15.62%
Cincinnati                   76,171,956         15.41%
St. Louis                    39,365,514         7.96%
Columbus                     38,172,401         7.72%
Minneapolis                  31,998,649         6.47%
Nashville                    25,774,478         5.21%
Chicago                      24,722,335         5.00%
Cleveland                    24,637,851         4.98%
Research Triangle, N.C.      23,940,202         4.84%
South Florida                19,587,438         3.96%
North Central Florida        10,379,668         2.10%
Dallas                        5,189,834         1.05%
Other (2)                     8,372,257         1.69%
                            --------------------------
Total                       494,440,460      $100.00%
                            ==========================

                                                            Occupancy %
                           ---------------------------------------------------------------------------------------------------
Primary Market                         Industrial                          Office
--------------              -------------------------------------   ---------------------------
                            Service Center      Bulk/Distribution    Suburban           CBD          Retail        Overall
                            --------------      -----------------   ----------         -----       ---------      ---------
Atlanta                       97.87%              92.75%               87.14%            -           97.55%         92.89%
Indianapolis                  92.00%              96.55%               94.87%          91.57%        90.89%         95.91%
Cincinnati                    90.15%              98.70%               95.11%          97.35%        95.35%         96.21%
St. Louis                     95.39%              95.45%               99.44%            -             -            97.36%
Columbus                      70.64%              93.57%               99.47%            -          100.00%         95.98%
Minneapolis                   96.50%              95.26%               91.22%            -             -            95.21%
Nashville                     90.75%              86.82%               86.54%            -             -            87.69%
Chicago                       100.00%             79.83%               94.36%            -             -            89.62%
Cleveland                     92.62%              89.43%               87.76%            -             -            88.72%
Research Triangle, N.C.       92.53%              90.08%               96.61%            -             -            93.23%
South Florida                 95.28%              93.89%              100.00%            -           89.91%         93.43%
North Central Florida         76.45%              88.77%               76.03%            -             -            86.44%
Dallas                          -                 79.99%                 -               -             -            79.99%
Other (2)                     94.29%              96.45%                 -               -           94.78%         95.75%
                            ------------------------------------    -----------------------------------------     ----------
Total                         93.46%              93.42%               94.30%          96.26%        94.97%         93.67%
                            ====================================    =========================================     ==========

(1) Represents the annual rental property revenue due from tenants in occupancy as of the date of this report.

(2) Represents properties not located in the Company's primary markets.

Pro-Forma Duke-Weeks Realty Corporation
Largest Tenants
December 31, 1998
                                                     Percentage                   Percentage
                                         Square       of Total        Annual       of Annual
#   Tenant                               Footage     Square Feet       Rent          Rent
----------------------------------------------------------------------------------------------
1 General Electric Co.                     383,017           0.5%    5,941,166        $ 1.2%
2 Sterling Commerce                        322,679           0.4%    5,355,822          1.0%
3 Qwest Communications, Inc.               371,735           0.5%    5,088,771          1.0%
4 Nationwide Mutual Insurance              411,789           0.5%    4,761,399          0.9%
5 Thomson Consumer Electronics           1,521,195           2.0%    3,872,967          0.8%
6 Budget Rent-a-Car Corp.                  160,488           0.2%    3,780,095          0.7%
7 McDonnell Douglas Corp.                  299,583           0.4%    3,570,065          0.7%
8 United States Postal Service             571,493           0.8%    3,462,857          0.7%
9 Commonwealth Edison Co.                  167,286           0.2%    3,388,659          0.7%
10 Anheuser-Busch Companies                187,109           0.2%    3,272,062          0.6%
11 National General Insurance              164,652           0.2%    3,058,990          0.6%
12 Northern Telecom, Inc.                  407,180           0.5%    3,056,498          0.6%
13 Scientific Atlanta, Inc.                573,951           0.8%    2,621,439          0.5%
14 SDRC                                    221,215           0.3%    2,426,142          0.5%
15 Vanstar Corporation                     568,160           0.8%    2,373,556          0.5%
16 Southwestern Bell Yellow Pages          123,889           0.2%    2,192,835          0.4%
17 Interpath Communications, Inc.          178,456           0.2%    2,128,010          0.4%
18 Ohio National Life Insurance Co.        142,445           0.2%    2,088,211          0.4%
19 GTE Mobilnet, Inc.                      193,612           0.3%    2,084,641          0.4%
20 Continental Casualty Co.                100,991           0.1%    2,040,730          0.4%
                                        -----------------------------------------------------
                                         7,070,925           9.4%   66,564,915        $13.0%
                                        =====================================================

DUKE-WEEKS REALTY CORPORATION
LEASE EXPIRATION COMPARISON - SQUARE FEET AND ANNUAL RENT
AS OF DECEMBER 31, 1998
(IN 000'S)

                                           TOTAL
                                         PORTFOLIO                              INDUSTRIAL
                                ----------------------------   ------------------------------------------
                                                                  SERVICE CENTER       BULK/DISTRIBUTION
                                                                 ----------------     -------------------
YEAR OF EXPIRATION               SQUARE                         SQUARE                 SQUARE
                                  FEET     DOLLARS       %      FEET      DOLLARS       FEET      DOLLARS
                                --------  ---------    -----   --------  ---------    --------   --------
DUKE PORTFOLIO:
1999                             5,497    $ 34,061     10%      1,125     $ 7,022       2,757   $  9,862
2000                             4,429      30,569      9%        990       6,519       2,029      6,535
2001                             5,909      40,945     13%        910       6,305       3,039     10,403
2002                             6,438      39,830     12%        875       6,119       3,736     12,858
2003                             5,848      40,205     12%        987       7,473       3,230     11,507
2004                             2,566      18,501      6%        259       2,136       1,526      5,926
2005                             4,224      26,257      8%         58         526       2,860      8,981
2006                             3,008      19,681      6%        197       1,801       2,070      7,182
2007                             2,989      16,219      5%         83       1,011       2,261      6,620
2008                             2,940      15,359      5%         59         534       2,388      8,164
2009 AND THEREAFTER              5,626      45,399     14%         177      1,792       2,480      8,556
                                ------------------               ----------------      -----------------
                                49,474    $327,026    100%       5,720    $41,238      28,376   $ 96,594
                                ==================               ================      =================
TOTAL PORTFOLIO SQUARE FEET     52,028                           6,123                 29,745
                                ======                           =====                 ======

PERCENT OCCUPIED                 95.09%                          93.44%                 95.39%
                                ======                           =====                 ======

PRO-FORMA DUKE-WEEKS PORTFOLIO:
1999                             9,390    $ 56,852     11%       1,699    $11,841       5,789   $ 24,200
2000                             8,199      53,688     11%       1,470     10,431       5,074     22,281
2001                             8,988      59,784     12%       1,266      9,524       5,627     24,139
2002                             9,402      63,776     13%       1,358     11,111       5,774     24,446
2003                             9,454      68,836     14%       1,521     12,823       5,845     26,811
2004                             4,032      27,795      6%         369      3,273       2,677     11,419
2005                             5,654      31,282      6%         484      1,105       3,833     12,967
2006                             3,871      24,170      5%         280      2,308       2,829     10,795
2007                             4,324      24,747      5%         154      1,683       3,460     13,884
2008                             4,672      29,574      6%         265      3,399       3,628     14,061
2009 AND THEREAFTER              7,047      53,936     11%         227      2,272       3,527     14,493
                                ------------------               ----------------      -----------------
                                75,033    $494,440    100%       9,093    $69,770      48,063   $199,496
                                ==================               ================      =================
TOTAL PORTFOLIO SQUARE FEET     80,101                           9,731                 51,449
                                ======                           =====                 ======
PERCENT OCCUPIED                 94.03%                          93.59%                 93.90%
                                ======                           =====                 ======

                                                        OFFICE
                                         -------------------------------------
                                              SUBURBAN              CBD                     RETAIL
                                         ------------------   ----------------      ----------------------
YEAR OF EXPIRATION                        SQUARE               SQUARE                  SQUARE
                                           FEET     DOLLARS     FEET   DOLLARS          FEET      DOLLARS
                                         --------  --------   -------  -------      ----------   ---------
DUKE PORTFOLIO:
1999                                      1,444    $ 15,619     62    $  444            109     $ 1,114
2000                                      1,256      15,809     34       242            120       1,464
2001                                      1,779      22,075     89     1,041             92       1,121
2002                                      1,536      17,933    142     1,242            149       1,678
2003                                      1,326      17,660    156     1,948            149       1,617
2004                                        754      10,135      9       110             18         194
2005                                      1,042      14,407     48       497            216       1,846
2006                                        723      10,506     10        84              8         108
2007                                        470       6,771     99     1,057             76         760
2008                                        376       5,008     71     1,040             46         613
2009 AND THEREAFTER                       1,654      22,759    109     1,639          1,206      10,653
                                         ------------------    -------------          -----------------
                                         12,360    $158,682    829    $9,344          2,189     $21,168
                                         ==================  ===============          =================
TOTAL PORTFOLIO SQUARE FEET              13,015                861                    2,284
                                         ======              =====                    =====

PERCENT OCCUPIED                          94.97%             96.26%                   95.83%
                                         ======              =====                    =====

PRO-FORMA DUKE-WEEKS
 PORTFOLIO:
1999                                      1,682    $ 18,826     62    $  444            158       1,541
2000                                      1,450      18,725     34       242            171       2,009
2001                                      1,908      23,859     89     1,041             98       1,221
2002                                      1,976      25,240    142     1,242            152       1,737
2003                                      1,766      25,277    156     1,948            166       1,977
2004                                        952      12,623      9       110             25         370
2005                                      1,068      14,789     48       497            221       1,924
2006                                        740      10,815     10        84             12         168
2007                                        526       7,363     99     1,057             85         760
2008                                        662      10,461     71     1,040             46         613
2009 AND THEREAFTER                       1,707      23,629    109     1,639          1,477      11,903
                                         ------------------    -------------          -----------------
                                         14,437    $191,607    829    $9,344          2,611     $24,223
                                         ==================  ===============          =================
TOTAL PORTFOLIO SQUARE                   15,311                861                    2,749
                                         ======              =====                    =====
PERCENT OCCUPIED                          94.45%             96.26%                   94.97%
                                         ======              =====                    =====

Duke-Weeks Realty Corporation
Development Backlog Schedule
December 31, 1998

                                                                                                Estimated
Anticipated                         Number of        Square          Percent       Project      Stabilized
In-Service Date                     Buildings         Feet           Leased         Costs         Return
-----------------------------------------------------------------------------------------------------------
Duke Portfolio

1st Quarter 1999                           10       2,014,817          50%        $104,830         11.9%
2nd Quarter 1999                           12       2,158,953          37%          91,151         11.3%
3rd Quarter 1999                           10       1,215,020          35%          93,553         11.8%
4th Quarter 1999                            4         819,293          75%          42,063         11.4%
Thereafter                                  4       1,032,881          50%         126,439         10.6%
                                    -----------------------------------------------------------------------
                                           40       7,240,964          47%        $458,036         11.4%
                                    =======================================================================

Pro-Forma Duke-Weeks Portfolio

1st Quarter 1999                           21       3,222,240          38%       $161,245          11.6%
2nd Quarter 1999                           21       2,933,414          35%        146,717          11.1%
3rd Quarter 1999                           17       2,034,375          36%        154,986          11.4%
4th Quarter 1999                            6       1,100,020          70%         72,991          11.3%
Thereafter                                  6       1,274,061          46%        142,384          10.7%
                                     ----------------------------------------------------------------------
                                           71      10,564,110          41%       $678,323          11.2%
                                     ======================================================================

Duke-Weeks Realty Corporation
Land Held for Future Development
As of December 31, 1998

                                              Acres
                                     -------------------------
                                                    Pro-Forma           Major Parks
                                        Duke        Duke-Weeks          -----------
                                     -------------------------
                                                                        Lebanon Business Park, Indianapolis       489
Owned                                      1,659        2,274           Hillside, Spartanburg                     336
Joint Venture                                110          558           Groveport, Columbus                       230
Under Agreement                              563          791           Park 100, Indianapolis                    210
Options/Control                              443        1,023           Governor's Pointe, Cincinnati             180
                                      -----------------------           International Tradeport, Jacksonville     178
Total Acres                                2,775        4,646           World Park, Cincinnati                    174
                                      =======================           Emerald Valley, Cleveland                 157
                                                                        Paramount Center, Research Triangle       130
Developable Square Feet (1)           43,000,000   62,600,000           Crossroads, Chicago                       120
                                      =======================           Plainfield Business Park, Indianapolis    111
                                                                        Horizon Association, Atlanta              107
                                                                        Sugarloaf, Atlanta                        102

(1) Represents estimated square footage of properties which may be developed on these acres.

        [DUKE-WEEKS REALTY CORPORATION ORGANIZATION CHART APPEARS HERE]


                                                          Market Analysis


                                       Dec. 1998             Historic Job Growth /(2)/                Suburban
                                     Unemployment      Past 5          Past 3          Past            Office         Industrial
                                      Rate /(1)/        Years           Years           Year        Vacancy /(3)/    Vacancy /(3)/
                                     ------------      -------         -------        ------        -------------    -------------
Atlanta                                   2.80%        22.84%          11.15%          2.79%            10.40%        11.70%
Chicago                                   4.00%         9.63%           4.63%          1.23%             8.60%         6.40%
Cincinnati                                2.80%        13.78%           8.23%          2.86%           10.50%         4.70%
Cleveland                                 3.90%        10.58%           5.04%          1.97%           10.40%         5.80%
Columbus                                  2.30%        13.70%           2.94%          1.88%            6.60%         8.10%
Dallas                                    2.70%        24.25%          14.66%          3.16%           10.40%         8.00%
Fort Lauderdale                           4.10%        19.17%          10.34%          2.77%            9.00%         5.50%
Indianapolis                              2.40%        12.72%           6.76%          2.63%           10.20%         5.80%
Jacksonville                               n/a         23.22%          11.81%          3.91%            7.90%         6.70%
Miami                                     6.10%         9.63%           6.00%          2.19%           10.70%         6.90%
Minneapolis                               1.60%        13.66%           6.87%          2.45%            5.20%         4.20%
Nashville                                 3.50%        15.86%           6.07%          1.21%            8.60%         7.70%
Orlando                                   2.60%        28.61%          16.77%          4.58%            6.60%         6.30%
Research Triangle                         2.70%        24.23%          12.48%          2.67%             n/a           n/a
St. Louis                                 3.30%         9.19%           4.98%          1.18%            5.90%         4.80%
Tampa                                     2.70%        22.85%          12.69%          4.49%            8.80%         5.10%
National Average                          4.40%        12.96%           7.46%          2.11%            9.10%         7.30%

/(1)/ Source - Bureau of Labor Statistics
/(2)/ Source - Regional Financial Associates
/(3)/ Source - Torto-Wheaton Research/CB Richard Ellis as of fourth quarter 1998

                         Duke-weeks Realty Corporation

           [MAP OF THE UNITED STATES INDICATING THE MAJOR MARKETS IN
                   WHICH DUKE AND WEEKS OPERATE APPEARS HERE]

                                       16